Exhibit 7

FFIEC 031
Page 16 of 79
RC-1

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY **10005**
State Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	104,000	1.a
b. Interest-bearing balances (2)			0071	23,816,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	26,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	12,910,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	15,683,000			4.b
c. LESS: Allowance for loan and lease losses	3123	26,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	**15,657,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	75,000	5
6. Premises and fixed assets (including capitalized leases)			2145	18,000	6
7. Other real estate owned (from Schedule RC-M)			2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	42,000	10.b
11. Other assets (from Schedule RC-F)			2160	899,000	11
12. Total assets (sum of items 1 through 11)			2170	**53,547,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031 Page 16a of 79 RC-1a Legal Title of Bank FDIC Certificate Number: 00623 Schedule RC—Continued (sum of 13.a 13.a.1 13.a.2 Noninterest-bearing (4) Agreement subsidiaries, and IBFs 13.b 13.b.1 13.b.2 Noninterest-bearing purchased and securities sold under 14.a 14.b 15 mortgage indebtedness and obligations Schedule RC-M) 16 (4) Includes noninterest-bearing demand, time, and savings deposits. (5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” (6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity. Dollar Amounts in Thousands RCON Tril | Bil | Mil | Thou Liabilities 13. Deposits: a. In domestic offices (1) (2) Interest-bearing b. In foreign offices, Ed (from Schedule RC-E (1) (2) Interest-bearing 14. Federal funds a. Federal funds purcha b. Securities sold under 15. Trading liabilities (from 16. Other borrowed money under capitalized leases 17. and 18. Not applicable totals of columns A and C from Schedule RC-E, part I) 2200 41,081,000 6_63_1 2_1_,53_2_,0_0_0 6_63_6_ 19,549,000 ge , pa and rt II) RCFN 2200 1,000 6_63_1 1,000 6_63_6 0 sed in domestic agreements to r Schedule RC-D) (includes ) (from offices (5) epurchase agreements to repurchase: RCON B_993 2,109,000 (6) RCFD B995 0 3_54_8 27,000 3_190 59,000

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page 17 of 79
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou	
Liabilities—Continued			
19. Subordinated notes and debentures (1)	3200	0	19
20. Other liabilities (from Schedule RC-G)	2930	1,396,000	20
21. Total liabilities (sum of items 13 through 20)	2948	**44,673,000**	21
22. Not applicable			
Equity Capital			
Bank Equity Captal			
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	596,000	25
26. a. Retained earnings	3632	6,077,000	26.a
b. Accumulated other comprehensive income (2)	B530	-38,000	26.b
c. Other equity capital components (3)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	**8,762,000**	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	112,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	**8,874,000**	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**53,547,000**	29

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013	6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

To be reported with the March Report of Condition.

	RCON	MM / DD	
2. Bank's fiscal year-end date	8678	N/A	M.2

(1) Includes limited-life preferred stock and related surplus.
(2) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3) Includes treasury stock and unearned Employee Stock Ownership Plan shares.